UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 8, 2023

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(650) 222-5141
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2023, the Company amended its Articles of Incorporation, effective immediately, to reflect a change in policy: the Company will not engage in a reverse stock split of its Common Stock before January 1, 2025 unless the Company is uplisting to NASDAQ or the NYSE. This amendment aligns with our strategic vision following the agreement to acquired JP Energy, aiming to pave the way for potential uplisting to NYSE or NASDAQ.

Item 8.01 Other Events.

We will be issuing a press release titled “Nate's Food Co. Affirms Commitment to Shareholders: No Reverse Stock Split Until 2025”, which press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

99.1	Restated and Amended Articles of Incorporation
99.2	Press Release announcing filing of Amendment to Articles of Incorporation

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: October 10, 2023	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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